Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 20, 2014, with respect to the financial statements and supplemental schedule included in the Annual Report of CTS Corporation Retirement Savings Plan on Form 11-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of CTS Corporation on Form S-8 (File No. 333-106614, effective June 27, 2003).

/s/ GRANT THORNTON LLP
Chicago, Illinois
June 20, 2014